UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of New Director.

On June 15, 2020, the Board of Directors (“Board”) of Intel Corporation (“Intel”) elected Mr. Dion J. Weisler to the Board, effective immediately. The Board determined that Mr. Weisler qualifies as “independent” in accordance with the published listing requirements of Nasdaq. Mr. Weisler was also appointed to the Compensation and Finance Committees.

Mr. Weisler, 52, served as the President and Chief Executive Officer of HP, Inc. (“HP”), a computer, printer and related supplies technology company, from November 1, 2015 through October 31, 2019. Previously, he served at HP as Executive Vice President of the Printing and Personal Systems Group from June 2013 to November 2015 and as Senior Vice President and Managing Director, Printing and Personal Systems, Asia Pacific and Japan from January 2012 to June 2013. Prior to joining HP, he served at Lenovo Group Ltd., a technology company, from 2007 to 2011, including as Vice President and Chief Operating Officer of the Product and Mobile Internet Digital Home Groups from January 2008 to December 2011, and as Vice President and General Manager, South East Asia (2007 to 2008). His prior experience also included management positions with Telstra Corporation Limited, a telecommunications company, and Acer Incorporated, a hardware and electronics company. Mr. Weisler served as a member of the board of directors of HP, Inc. from 2015 to May 12, 2020. He has served as a member of the board of directors of Thermo Fisher Scientific Inc. since 2017 and as a board member of BHP Group Limited (Australia) and BHP Group PLC (UK) since June 2020.

Mr. Weisler will receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, commencing in June 2020, Mr. Weisler will be paid an annual cash retainer of $90,000 (in addition to any committee fees), which will be pro-rated for his first year of service. In addition, in the third quarter of 2020, Mr. Weisler will be granted non-employee director time-based restricted stock units (“RSUs”) with a value on the grant date of approximately $201,667, which is pro-rated from the value of the annual award granted to non-employee directors. The award will vest on the earlier of May 14, 2021 and the date of Intel’s 2021 Annual Stockholders’ Meeting, the same schedule as the annual award granted to the non-employee directors in May 2020, subject to Mr. Weisler’s continued service on the Board.

Mr. Weisler will also enter into Intel’s standard form of directors’ indemnification agreement with Intel, pursuant to which Intel agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 7.01	Regulation FD Disclosure.

Intel’s press release dated June 17, 2020 announcing the election of Mr. Weisler to the Board on June 15, 2020 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are provided as part of this report:

Exhibit Number	Description

99.1	Press Release issued by Intel titled “Intel Elects Dion J. Weisler to Board of Directors,” dated June 17, 2020

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: June 17, 2020	/s/ Susie Giordano
Susie Giordano Corporate Vice President and Corporate Secretary